Exhibit 2.3

AMENDMENT NO. 1

TO

THE TRANSACTION AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of October 23, 2014, to the Transaction Agreement, dated as of June 9, 2014 (the “Transaction Agreement”), by and among PPL Corporation, a Pennsylvania corporation (“Parent”), Talen Energy Holdings, Inc., a Delaware Corporation (“HoldCo”), Talen Energy Corporation, a Delaware corporation (“NewCo”), PPL Energy Supply, LLC, a Delaware limited liability company (“Energy Supply”), Talen Energy Merger Sub, Inc., a Delaware corporation (“Merger Sub”), C/R Energy Jade, LLC, a Delaware limited liability company, (“Jade”), Sapphire Power Holdings LLC, a Delaware limited liability company (“Sapphire”) and Raven Power Holdings LLC, a Delaware limited liability company (“Raven” and, together with Jade and Sapphire, “RJS”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Transaction Agreement.

WHEREAS, pursuant to and in accordance with Section 11.08 of the Transaction Agreement, the Parties desire to amend the Transaction Agreement as set forth herein; and

WHEREAS, this Amendment shall be binding upon each of the Parties to the Transaction Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1. Amendment to Section 2.05(a). Section 2.05(a) of the Transaction Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Following the Financing Time and immediately prior to the Merger (the “Distribution Time”), Parent will cause, subject to Section 2.05(c), the Exchange Agent to distribute (the “Distribution”) all of the outstanding shares of HoldCo Common Stock then owned by Parent to the Record Holders as set forth in this Section 2.05(a), and to credit the appropriate number of such shares to book entry accounts for each such Record Holder. Each such Record Holder shall be entitled to receive a number of shares of HoldCo Common Stock equal to the Aggregate HoldCo Amount multiplied by a fraction, the numerator of which is the number of shares of Parent Common Stock held by such Record Holder on the Record Date and the denominator of which is the total number of shares of Parent Common Stock outstanding on the Record Date. No action by any Record Holder shall be necessary for such Record Holder to receive the applicable number of shares of HoldCo Common Stock such Record Holder is entitled to in the Distribution.”

2. Amendment to Section 2.05. Section 2.05 of the Transaction Agreement is hereby amended by adding the following as a new subsection (c) at the end thereof:

“(c) No certificates or scrip representing fractional shares of HoldCo Common Stock shall be issued pursuant to the Distribution, and such fractional share interests shall not entitle the record owner thereof to any HoldCo Common Stock or to vote or to any other rights of a holder of HoldCo Common Stock. Calculations of the fractional share of HoldCo Common Stock which a Record Holder would be otherwise entitled to receive shall be rounded to three decimal places. Fractional shares of HoldCo Common Stock that would otherwise be allocable to any Record Holders in the Distribution shall be aggregated by the Exchange Agent and converted into whole shares of NewCo Common Stock pursuant to Section 3.01(a). Following the Merger, the Exchange Agent shall cause all such aggregated shares of NewCo Common Stock (the “Excess Shares”) to be sold, in the open market or otherwise as reasonably directed by Parent, in consultation with RJS, and in no case later than thirty (30) Business Days after the Distribution Time. The Exchange Agent shall make available the net proceeds thereof, after deducting any required withholding Taxes and brokerage charges, commissions and transfer Taxes, without interest, as soon as practicable to the Record Holders. The amount of cash which each Record Holder who would otherwise be entitled to fractional shares of HoldCo Common Stock shall be entitled to receive shall be an amount equal to (a) the net proceeds of such sale(s) of Excess Shares by the Exchange Agent multiplied by (b) a fraction, the numerator of which is the amount of fractional shares to which such Record Holder would otherwise be entitled and the denominator of which is the aggregate number of Excess Shares. No Record Holder of Parent Common Stock shall receive cash equal to or greater than the value of one (1) full share of NewCo Common Stock.”

3. Amendment to Section 2.07(f). Section 2.07(f) of the Transaction Agreement is hereby amended by adding the following sentence at the end thereof:

“The number of shares of NewCo Common Stock issued pursuant to Section 2.07(b), Section 2.07(c) and Section 2.07(d) shall, in each case, to the extent the calculation set forth in Section 2.07(b), Section 2.07(c) and Section 2.07(d) results in a fractional share, be rounded up to the nearest whole number.

4. Amendments to Section 3.01(a) Section 3.01(a) of the Transaction Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Each share of HoldCo Common Stock issued and outstanding following the Distribution and immediately prior to the Effective Time, other than any Cancelled Shares, shall be automatically converted into the right to receive one (1) share of NewCo Common Stock. The shares of NewCo Common Stock to be issued upon the conversion of the shares of HoldCo Common Stock pursuant to this Section 3.01(a) and cash in lieu of fractional shares of NewCo Common Stock to be paid as contemplated by Section 2.05(c) are referred to collectively as the “Merger Consideration.” As of the Effective Time, the shares of HoldCo Common Stock converted pursuant to this Section 3.01(a) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and any holder of any such shares of HoldCo Common Stock shall cease to have any rights with respect thereto, except the right to receive its portion of the Merger Consideration without interest.”

5. Amendments to Section 12.01.

(a) The definition of “Aggregate Authorized NewCo Amount” is hereby deleted in its entirety and replaced with the following:

“Aggregate Authorized NewCo Amount” means the amount equal to (i) the Aggregate Outstanding NewCo Amount, plus (ii) a number of additional shares to be determined by Parent and RJS prior to the Distribution Date.

(b) The definition of “Aggregate HoldCo Amount” is hereby deleted in its entirety and replaced with the following:

“Aggregate HoldCo Amount” means the aggregate number of shares of HoldCo Common Stock to be determined by Parent and RJS prior to the Distribution Date.

(c) The definition of “Aggregate Outstanding NewCo Amount” is hereby deleted in its entirety and replaced with the following:

“Aggregate Outstanding NewCo Amount” means an amount equal to the Aggregate HoldCo Amount, divided by 65% (with such quotient rounded up to the nearest whole number).

6. Miscellaneous.

(a) Except as expressly amended as set forth herein, all provisions of the Transaction Agreement are hereby ratified and affirmed and shall remain in full force and effect.

(b) The provisions of this Amendment shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

(c) THIS AMENDMENT AND ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. The provisions set forth in Article XI of the Transaction Agreement are incorporated herein, mutatis mutandis, by this reference as if set out herein in full and as if references therein to “Agreement” are to this Amendment.

(d) This Amendment may be executed in multiple counterparts (any one of which need not contain the signatures of more than one Party), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Amendment, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding and legal effects as if it were the original signed version thereof delivered in person. At the request of any Party, the other Party shall re-execute original forms thereof and deliver them to the requesting Party. No Party shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation of a Contract and each such Party forever waives any such defense.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

PPL CORPORATION

By:	/s/ William H. Spence
	Name:	William H. Spence
	Title:	Chairman, President and Chief Executive Officer

PPL ENERGY SUPPLY, LLC

By:	/s/ Paul A. Farr
	Name:	Paul A. Farr
	Title:	President

TALEN ENERGY CORPORATION

By:	/s/ Paul A. Farr
	Name:	Paul A. Farr
	Title:	Executive Vice President

TALEN ENERGY HOLDINGS, INC.

By:	/s/ Paul A. Farr
	Name:	Paul A. Farr
	Title:	Executive Vice President

TALEN ENERGY MERGER SUB, INC.

By:	/s/ Paul A. Farr
	Name:	Paul A. Farr
	Title:	Executive Vice President

[Signature page to Amendment No. 1 to Transaction Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

RAVEN POWER HOLDINGS LLC

By:	/s/ Charles C. Cook
	Name:	Charles C. Cook
	Title:	President and Chief Executive Officer

SAPPHIRE POWER HOLDINGS LLC

By:	/s/ Charles C. Cook
	Name:	Charles C. Cook
	Title:	President and Chief Executive Officer

C/R ENERGY JADE, LLC

By:	/s/ Charles C. Cook
	Name:	Charles C. Cook
	Title:	President and Chief Executive Officer

[Signature page to Amendment No. 1 to Transaction Agreement]